SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported in the Current Report on Form 8-K filed by Salary.com, Inc. (“Salary.com”) on December 10, 2008, Salary.com entered into an Agreement and Plan of Merger with Genesys Software Systems, Inc. (“Genesys”), Cobalt Acquisition Corp. and Lawrence J. Munini, pursuant to which Salary.com would acquire Genesys through the merger of a wholly-owned subsidiary of Salary.com with and into Genesys (the “Merger”). Genesys is a leading provider of on-demand and licensed human resources management systems and payroll solutions. On December 17, 2008, shareholders of Genesys approved the Merger and Genesys became a wholly-owned subsidiary of Salary.com.

The foregoing description of the Merger and the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which was filed as an exhibit to Salary.com’s Current Report on Form 8-K filed on December 10, 2008.

On December 17, 2008, Salary.com issued a press release announcing the closing of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Salary.com, Inc. on December 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: December 17, 2008	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Senior Vice President, Chief
Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Salary.com, Inc. on December 17, 2008.

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